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                                    BY-LAWS
                                      OF
                         KEMPER SECURITIES GROUP, INC.

                                   Article I

                                 Stockholders

Section 1.1. Annual Meeting. An annual meeting of stockholders shall be held each year for the election of directors at such date, time and place either within or without the State of Delaware as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting of stockholders.

Section 1.2. Special Meetings. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman, if any, the Vice Chairman, if any, or the President and shall be called by the Chairman or the Secretary at the request, in writing, stating the purpose or purposes of the meeting, of stockholders who hold a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be designated by the person or persons calling such meeting at least seven days prior to such meeting.

Section 1.3. Notice of Meetings. Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than seven nor more than sixty days before the date of the meeting to each stockholder


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entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 1.4. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.5. Quorum. Unless otherwise provided by law or the certificate of incorporation, at each meeting of stockholders, the presence in person or representation by proxy of the holders of a majority of the outstanding shares of each class of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. For purposes of the foregoing, two or more classes or series of capital stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of Section 1.4 of these by-laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the Corporation or to

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another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 1.6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or in his absence by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.7. Voting Proxies. Unless otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of capital stock held by him which has voting power on the subject matter submitted to a vote at the meeting. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person by filing an instrument in writing revoking the

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proxy or another duly executed proxy bering a later date with the Secretary before the proxy is voted. Voting of stockholders need not be by written ballot unless so determined at a stockholders' meeting by the vote of the holders of a majority of the outstanding shares of each class of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting. Unless otherwise provided by law or the certificate of incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

Section 1.8. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express

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consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; and (c) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 1.9. List of Stockholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

Section 1.10. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided by the certificate of incorporation, any action required by law to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without

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a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE II

                              Board of Directors

Section 2.1. Powers; Number; Qualifications. Unless otherwise provided by law or the certificate of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall consist of such number of directors as the Board of Directors shall from time to time designate. Unless otherwise provided by the certificate of incorporation, directors need not be stockholders.

Section 2.2. Election; Term of Office; Resignation, Removal; Vacancies. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any directors or the entire Board of Directors may be removed, with or without cause, by the vote of the holders of a majority of shares of capital stock then entitled to vote at any

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election of directors. Unless otherwise provided by the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the stockholders having a right to vote as a single class may be filed by the vote of a majority of the directors then in office, although less than a quorum, or by the vote of the sole remaining director.

Section 2.3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman, if any, the President or by any two members of the Board of Directors. Each special meeting shall be held at such date, time and place either within or without the State of Delaware as shall be fixed by the person or persons calling the meeting.

Section 2.5. Notice of Meetings. Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of meeting. The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director. Notice may be given by letter, telegram, or telex and shall be deemed to have been given when deposited in the United States mail, delivered to the telegraph company or transmitted by telex, as the case may be.

Section 2.6. Telephonic Meetings Permitted. Unless otherwise provided by the certificate of incorporation, members of the Board of Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating

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in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute attendance and presence in person at such meeting.

Section 2.7. Quorum; Vote Required for Action. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of one-third of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the certificate of incorporation. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote to adjourn the meeting from time to time until a quorum shall attend.

Section 2.8. Organization. Meetings of the Board of Directors shall be presided over by the Chairman, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.9. Action by Directors Without a Meeting. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors of such committee.

Section 2.10. Compensation of Directors. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors.

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                                  ARTICLE III

                                  Committees

Section 3.1. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Section 3.2. Power of Committees. Any committee designated by the Board of Directors, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the Board of Directors or to take any action with reference to: amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or

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authority to declare a dividend or to authorize the issuance of stock.

Section 3.3. Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting which a quorum is present shall be the act of such committee.

                                  ARTICLE IV

                                   Officers

Section 4.1. Officers; Election. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect from its membership or outside thereof a President and a Secretary. The Board of Directors may also elect from its membership a Chairman of the Board of Directors (herein called "Chairman") and from its membership or outside thereof a Chief Executive Officer, who shall be the Chairman or the President, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine. Unless otherwise provided by the certificate of incorporation, any number of offices may be held by the same person.

Section 4.2. Term of Office; Resignation; Removal; Vacancies. Except as otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or

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until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors.

Section 4.3. Chairman of the Board. The Chairman shall preside at all meetings of the Board of Directors and of the stockholders and shall have such other duties and powers as the Board of Directors or the Chief Executive Officer (if such office is not held by the Chairman) shall from time to time delegate to the Chairman.

Section 4.4. President. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President shall have such other duties and powers as the Board of Directors or the Chief Executive Officer (if such office is not held by the President) shall from time to time delegate to the President.

Section 4.5. Chief Executive Officer. The office of Chief Executive Officer shall be held by either the Chairman or the President. The Chief Executive Officer shall have the general duties and powers of a chief executive of a corporation and such other duties and powers as the Board of Directors shall

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from time to time delegate to the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, such other officer of the Corporation as the Chief Executive Officer may from time to time designate shall have the duties and powers of the Chief Executive Officer for the duration of such absence or disability, unless and until the Board of Directors shall otherwise determine.

Section 4.6. Vice Presidents. Each Vice President shall have such duties and powers as the Board of Directors or the Chief Executive Officer shall from time to time delegate to such Vice President.

Section 4.7. Secretary. The Secretary shall have the general duties and powers of a secretary of a corporation and such other duties and powers as the Board of Directors or the Chief Executive Officer shall from time to time delegate to the Secretary. The Secretary shall have the duty to record in a book to be kept for that purpose the proceedings of the meetings of the stockholders, the Board of Directors and any committees designated by the Board of Directors. The Secretary shall have the duty to assure that notice is duly given of all meetings in accordance with the provisions of these by-laws or as required by law. The Secretary shall be custodian of the records of the corporation and the corporate seal and shall have the power to attest all documents and instruments in writing as shall require attestation and the power to affix the corporate seal to such papers as may require it.

Section 4.8. Treasurer. The Treasurer shall have the general duties and powers of a treasurer of a corporation and such other duties and powers as the Board of Directors or the Chief Executive Officer shall from time to time delegate to the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall

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deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by or under authority of the Board of Directors. The Treasurer shall keep or cause to be kept full and accurate records of all receipts and disbursements in books of the Corporation and shall render to the Chairman, the President and the Board of Directors, whenever requested, an account of the financial condition of the Corporation.

Section 4.9. Other Officers; Security. The other officers, if any, of the Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors or the Chief Executive Officer shall from time to time delegate to each such officer. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                   ARTICLE V

                                     Stock

Section 5.1. Certificates. Every holder of one or more shares of capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

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Section 5.2.  Lost, Stolen or Destroyed Stock Certificates; Issuance of New
Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                  ARTICLE VI

                                 Miscellaneous

Section 6.1. Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 6.2. Seal. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 6.3. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Whenever notice is required to be given by law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the certificate of

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incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 6.4. Indemnification of Officers, Directors and Employees. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in

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its favor by reason of the fact that he is or was a director, officer, or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of Delaware or such other court shall deem proper.

     Any indemnification under the above subsections of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, or employee is proper in circumstances because he has met the applicable standard of conduct set forth in the above subsections of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

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     Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount
IF it shall ultimately be determined that he is NOT entitled to be indemnified by the corporation as authorized in this section. Such expenses incurred by other employees may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     The indemnification AND ADVANCEMENT OF EXPENSES provided by, OR GRANTED PURSUANT TO, THE OTHER SUBSECTIONS OF this section shall not be deemed exclusive of any other rights to which those seeking indemnification OR ADVANCEMENT OF EXPENSES may be entitled under any other bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     The board of directors is authorized to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this section.

     For purposes of this section, references the "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or

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merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, or employee of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, or employee of the Corporation which imposes duties on, or involves services by, such director, officer, or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this section.

     THE INDEMNIFICATION AND ADVANCEMENT OF EXPENSES PROVIDED BY, OR GRANTED PURSUANT TO, THIS SECTION SHALL, UNLESS OTHERWISE PROVIDED WHEN AUTHORIZED OR RATIFIED, CONTINUE AS TO A PERSON WHO HAS CEASED TO BE A DIRECTOR, OFFICER, OR AGENT AND SHALL INURE TO THE BENEFIT OF THE HEIRS, EXECUTORS AND ADMINISTRATORS OF SUCH A PERSON.

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Section 6.5.  Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorized the contract or transaction.

Section 6.6. Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards,

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magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 6.7. Amendment of By-laws. These by-laws shall not be amended, altered, changed or repealed without the approval of the holders of a majority of the shares of each class of capital stock outstanding at the time such determination is made, voting together as one class.

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